Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form SB-2 of our report dated March 15, 2006, except for Note 11 as to which the date is April 10, 2006, relating to the financial statements of AspenBio Pharma, Inc. as of December 31, 2005 and for each of the years in the two-year periods then ended and to the reference to our Firm under the caption “Experts” in the Prospectus.

/s/ GHP Horwath, P.C.
GHP Horwath, P.C.

Denver, Colorado
September 19, 2006